Exhibit 4.1

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED, ________ _____, 2001 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM AMERICAN STOCK TRANSFER & TRUST COMPANY AS THE SUBSCRIPTION AGENT.

                                 CERTIFICATE FOR


                                     RIGHTS


                        PIONEER COMMERCIAL FUNDING CORP.
              Incorporated under the laws of the State of New York

                            SUBSCRIPTION CERTIFICATE

     Evidencing Non-Transferrable Rights to Purchase Shares of Common Stock

                       Subscription Price $2.00 per Share

 VOID IF NOT EXERCISED ON OR BEFORE THE EXPIRATION DATE (AS DEFINED IN THE
  PROSPECTUS)


REGISTERED OWNER:







THIS CERTIFIES THAT, the registered owner whose name is inscribed hereon is the owner of the number of Rights set forth above, each of which entitles the owner to subscribe for and purchase one share of common stock $.01 par value per share, of Pioneer Commercial Funding Corp., a New York corporation, on the terms and subject to the terms and conditions set forth in the Prospectus and instructions relating hereto on the reverse side hereof. The non-transferrable Rights represented by this Subscription Certificate may be exercised by duly completing Section 1 on the reverse side hereof.

Dated: _______ _____, 2001

-----------------------------------
M. Albert Nissim, President


Special delivery instructions may be specified by completing Section 2 on the reverse side hereof. THE RIGHTS EVIDENCED BY THIS SUBSCRIPTION
CERTIFICATE ARE NOT TRANSFERABLE AND MAY NOT
EXERCISED UNLESS THE REVERSE SIDE HEREOF IS COMPLETED
AND SIGNED WITH A SIGNATURE GUARANTEE, IF APPLICABLE,
ANY SIGNATURE GUARANTEE MUST BE IN ACCORDANCE WITH
THE MEDALLION SIGNATURE GUARANTEE PROGRAM.


   ------------------------------------
      David W. Sass, Secretary

                  DELIVERY OPTIONS FOR SUBSCRIPTION CERTIFICATE

    BY FIRST CLASS MAIL OR REGISTERED MAIL, BY HAND AND BY OVERNIGHT DELIVERY

                     American Stock Transfer & Trust Company
                                 59 Maiden Lane
                               New York, NY 10038

Delivery to an address other than the address listed above will not constitute valid delivery. Delivery by facsimile will not constitute valid delivery.

                PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.


SECTION 1

IF YOU WISH TO SUBSCRIBE FOR YOUR FULL BASIC SUBSCRIPTION
PRIVILEGE OR A PORTION THEREOF:

BASIC SUBSCRIPTION PRIVILEGE:

I apply for ____________ __shares x [_____________] = $__________________
                (no. of new  subscription price)      (amount enclosed)

OVERSUBSCRIPTION PRIVILEGE:

IF YOU HAVE SUBSCRIBED FOR YOUR BASIC SUBSCRIPTION PRIVILEGE
AND WISH TO
PURCHASE ADDITIONAL SHARES PURSUANT TO THE (Please Print Name) OVERSUBSCRIPTION
PRIVILEGE:

I apply for ____________ __shares x [_____________] =       $_______________
                (no. of new shares) (subscription price)      (amount enclosed)

Total Amount of Check Enclosed = $______________________

|_| Check or U.S. postal money order payable to American Stock Transfer & Trust Company, as Subscription Agent

|_| Wire transfer directly to the escrow account maintained by American Stock
    Transfer & Trust Company, as Subscription Agent, at Chase Manhattan
    Bank, 55 Water Street, New York, NY 10005, ABA #021-000021,
        Account #610-093045.


TO SUBSCRIBE: I acknowledge that I have received the prospectus for this offer and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the prospectus. I hereby agree that if I fail to pay for the shares of Common Stock for which I have subscribed, Precision Auto Care, Inc. may exercise its legal remedies against me.

--------------------------------------------------------------------
Signature(s) of Subscriber(s)

IMPORTANT:  THE SIGNATURE(S) MUST CORRESPOND IN EVERY PAR-
TICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED
ON THE REVERSE OF THIS SUBSCRIPTION CERTIFICATE.

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary representative capacity, please provide the following information (please print) See the instructions.

Name(s):____________________________________________________________

Capacity (Full Title):______________________________________________

Taxpayer ID# or Social Security #:______________________________________



 SECTION 2

 SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS FOR SUBSCRIP-
  TION RIGHTS HOLDERS:

(a) To be completed ONLY if the certificate representing the Common Stock is to be issued in a name other than that of the registered holder. (See the Instructions.) DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURES(S) SECTION BELOW.

      ISSUE COMMON STOCK TO:

 --------------------------------------------------------------
(Print Full Name)


 --------------------------------------------------------------
  (Print Full Address)

  --------------------------------------------------------------
  (Social Security # or Tax ID #)


        (b) To be completed ONLY if the certificate representing the Common Trust Company, as Subscription Agent Stock is to be sent to an address other than that shown on the front of this certificate. (See the Instructions). DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.



--------------------------------------------------------------
(Print Full Name)


 --------------------------------------------------------------
     (Print Full Address)

  --------------------------------------------------------------
  (Social Security # or Tax ID #)






                   GUARANTEE OF SIGNATURE(S)

  YOU MUST HAVE YOUR SIGNATURE GUARANTEED IF YOU WISH TO
 HAVE YOUR SHARES DELIVERED TO AN ADDRESS OTHER THAN
  YOUR OWN OR TO A SHAREHOLDER OTHER THAN THE REGISTERED
 HOLDER.

 Your signature must be guaranteed by an Eligible Guarantor Institute, as defined in Rule 17Ad-15 of the Securities Act of 1934, as amended.
These generally include (a) a commercial bank or trust company, (b) a representative capacity, please provide the following information (please print)member firm of a domestic stock exchange, or (c) a credit union. See the instructions.

Signature:______________________________________________________
   (Name of Bank or Firm)

By:___________________________________________________________
  (Signature of Officer)



FULL PAYMENT FOR THE SHARES MUST ACCOMPANY THIS FORM AND MUST BE MADE IN UNITED STATES DOLLARS BY (1) CHECK OR BANK DRAFT DRAWN UPON UNITED STATES BANK OR POSTAL, TELEGRAPHIC OR EXPRESS MONEY ORDER PAYABLE TO "AMERICAN STOCK TRANSFER & TRUST COMPANY, AS SUBSCRIPTION AGENTS", (II) WIRE TRANSFER OF IMMEDIATELY AVAILABLE FUNDS; OR (III) IN THE CASE OF PERSONS ACQUIRING SHARES AT AN AGGREGATE SUBSCRIPTION PRICE OF $________________________ OR MORE, AN ALTERNATIVE PAYMENT METHOD ARRANGED WITH THE SUBSCRIPTION AGENT AND APPROVED BY PIONEER COMMERCIAL FUNDING CORP.

STOCK CERTIFICATES FOR THE SHARES SUBSCRIBED TO PURSUANT TO THE RIGHTS OFFERING WILL BE DELIVERED AS SOON AS PRACTICABLE AFTER THE EXPIRATION DATE. ANY REFUND IN CONNECTION WITH YOUR SUBSCRIPTION WILL BE DELIVERED AS SOON AS PRACTICABLE THEREAFTER.

FOR INSTRUCTIONS ON THE USE OF PIONEER COMMERCIAL FUNDING CORP. SUBSCRIPTION CERTIFICATES CONSULT M. ALBERT NISSIM, PRESIDENT AND CHIEF FINANCIAL OFFICER OF PIONEER COMMERCIAL FUNDING CORP., (212) 218-1850, OR YOUR BANK OR BROKER WITH QUESTIONS.